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                      AMERICAN MULTI-CINEMA, INC.
                      RETIREMENT ENHANCEMENT PLAN
                        EFFECTIVE MARCH 29, 1996




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                                PREAMBLE

     WHEREAS, American Multi-Cinema, Inc. ("AMC") desires to retain the services of certain executives in their executive capacities with AMC or its affiliates and to provide appropriate total retirement compensation to those executives; and

     WHEREAS, the Company desires to adopt a nonqualified retirement plan, effective March 29, 1996, to provide a select group of executives and their beneficiaries with supplemental retirement benefits.

     NOW, THEREFORE, effective March 29, 1996 the American Multi-Cinema, Inc. Retirement Enhancement Plan shall be adopted as hereinafter set forth.


                                   SECTION 1
                                  DEFINITIONS

     When used herein, the following terms shall have the meanings set forth below unless the context clearly indicates otherwise:

     1.1 "ACCRUED BENEFIT" means the Normal Retirement Benefit calculated pursuant to Section 3.2 as of any date of determination. For purposes of determining the Accrued Benefit, Final Average Compensation shall be determined using the last three (3) full years of employment with the Company prior to the date of determination, and the numerator of the fraction described in Section 3.2(b) shall be the Participant's Years of Service as of the date of determination.

     1.2 "ACTUARIAL EQUIVALENT" means the equivalent actuarial value, determined using the actuarial factors selected by the Administrator, based upon the advice of the consulting actuary retained by the Administrator.

     1.3 "ADMINISTRATOR" means the Compensation Committee of the Board of Directors or such other person or persons as may be designated by the Board.

     1.4 "AFFILIATE" means any trade or business entity, or a predecessor company of such entity, if any, which is a member of a controlled group of corporations of which the Company is also a member.

     1.5 "BASIC RETIREMENT PLAN" means the Defined Benefit Retirement Income Plan for Certain Employees of American Multi-Cinema, Inc., as amended from time to time.

     1.6 "BASIC RETIREMENT PLAN BENEFIT" means the actuarially equivalent annual benefit to which a Participant is entitled from the Basic Retirement Plan. The Basic Retirement Plan Benefit is based upon the accrued monthly benefit to which a Participant is

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entitled, payable in the form of a single life annuity commencing on the
Participant's normal retirement date and ending on the first day of the month during which the Participant's death occurs. The Basic Retirement Plan Benefit assumes immediate commencement with applicable reductions for early commencement based upon such reduction factors as are applied under the Basic Retirement Plan.

      1.7  "BOARD OF DIRECTORS" means the board of directors of the Company.

      1.8 "COMPANY" means American Multi-Cinema, Inc. and any successor to it.

      1.9 "COMPENSATION" means the Participant's annual base salary, including salary deferrals under employee benefit plans maintained by the Company and described in Section 401(k) and/or Section 125 of the Internal Revenue Code of 1986, as amended (the "Code") and including bonuses earned and paid (or deferred) by the Company and each Affiliate for the fiscal year.

      1.10 "EARLY RETIREMENT DATE" means the date on which the Participant attains age 55 or is credited with 15 years of service, whichever is later, but in no event earlier than the date five (5) years following such Participant's initial date of participation hereunder.

      1.11 "EFFECTIVE DATE" means March 29, 1996, the first day of the Company's 1997 fiscal year.

      1.12 "ENHANCEMENT PLAN BENEFIT" means the benefit payable in accordance with the Plan.

      1.13 "FINAL AVERAGE COMPENSATION" means the average of the Participant's Compensation earned during the last three (3) full years of employment with the Company prior to commencing payments under the Plan, which average shall not be recalculated if a Participant works beyond his Normal Retirement Date.

      1.14 "NORMAL RETIREMENT DATE" means the date on which the Participant attains age 65, but in no event earlier than the date as of which the Participant has completed five (5) Years of Service with the Company, whether before or after the Effective Date.

      1.15 "OFFICER" means an employee of the Company who has been appointed by the Board of Directors to a position as a corporate officer at or above the title of Vice President.

     1.16 "PARTICIPANT" means any Officer who meets the eligibility requirements of, and is designated and approved as set forth in, Section 2.1.

     1.17 "PLAN" means this American Multi-Cinema, Inc. Retirement Enhancement Plan.


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     1.18  "SURVIVING SPOUSE" means the spouse of an active or retired
Participant who is legally married to the Participant on the Participant's date of death.

     1.19 "TOTAL AND PERMANENT DISABILITY" or "DISABILITY" means the apparently total and permanent disability of a Participant to perform the usual duties of his employment with the Company in a reasonably efficient manner, as determined by the Administrator in its sole discretion. Such incapacity may be determined to exist when certified by a physician who is mutually acceptable to the Administrator and the Participant or based upon a determination of disability by the Social Security Administration.

     1.20 "YEAR OF SERVICE" means each calendar year prior to a Participant's Normal Retirement Date during which the employee is credited with employment on a full-time basis, provided that the employee is employed by the Company or an Affiliate for the entire calendar year. In the year which contains the employee's employment (or reemployment) commencement date or death, disability or retirement date, such employee's Years of Service shall also include a partial Year of Service (expressed in terms of completed months) for the applicable portion of the year to be considered.

                                   SECTION II
                            ELIGIBILITY TO PARTICIPATE

     2.1 ELIGIBILITY. An Officer of the Company shall be eligible to become a Participant of the Plan at such time, if any, as he or she is designated and approved for participation by the Board of Directors, in its discretion.

     The Officers designated as Participants as of the Effective Date are shown on Exhibit A attached hereto.

                                  SECTION III
                    ELIGIBILITY FOR AND AMOUNT OF BENEFITS

     3.1 ELIGIBILITY. Each Participant is eligible to receive an Enhancement Plan Benefit beginning on or after the Participant's Early Retirement Date or Normal Retirement Date, unless the Enhancement Plan Benefit is forfeited as hereinafter provided.

     3.2  NORMAL RETIREMENT BENEFIT.

          (a) The Enhancement Plan Benefit of a Participant who reaches his Normal Retirement Date shall be an annual amount payable monthly for the life of the Participant commencing on the first day of the month following such Normal Retirement Date equal to (i) minus (ii) minus (iii) minus (iv), where (i), (ii), (iii) and (iv) are:

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          (i)   Sixty percent (60%) of the Participant's Final Average
     Compensation;

          (ii)  the Participant's Basic Retirement Plan Benefit;

          (iii) the Participant's Primary Social Security benefit at age 65 or, if later, the Participant's Normal Retirement Date;

          (iv) an amount equal to an annual annuity commencing at the Normal Retirement Date attributable to the Company's contributions (but not attributable to the Participant's contributions, as applicable) to the AMC SERP Plan adopted effective January 1, 1994, the American Multi-Cinema, Inc. 401(k) Savings Plan, the AMC Nonqualified Deferred Compensation Plan, and the American Multi-Cinema, Inc. Executive Savings Plan.

     (b) If a Participant has completed fewer than 25 Years of Service, the benefit calculated in Subsection (a)(i) above shall be adjusted by multiplying the benefit by a fraction, the numerator of which is the Participant's Years of Service at retirement and the denominator of which is 25.

     3.3 EARLY RETIREMENT BENEFIT. A Participant who has attained his Early Retirement Date and has retired thereafter (or whose employment has terminated previously under the circumstances described in Section 3.8(c)) shall receive a monthly retirement benefit in an amount equal to his Accrued Benefit, reduced by six and two-thirds percent (6 2/3%) for each of the first five years by which commencement precedes age 65 and an additional three and one-third percent (3 1/3%) for each year by which such commencement precedes age 60. In each case, such reductions shall be applied on a pro-rata basis for less than full years.

     3.4 DEFERRED RETIREMENT BENEFIT. A Participant's Accrued Benefit shall commence at his Normal Retirement Date whether or not the Participant continues to be employed by the Company. Any Participant who attained age 65 prior to the Effective Date shall commence receipt of his Accrued Benefit under the Plan as of the Effective Date, based on the provisions of Section
3.2 as though the Effective Date were such Participant's Normal Retirement Date and the date of commencement of the Participant's benefits under each of the benefit sources described in Section 3.2. In calculating such Participant's Accrued Benefit hereunder, the amounts attributable to each benefit source under Section 3.2 shall be determined using the actual benefit payable from such benefit source, if payments from such source already have commenced at the time of calculation. If such amount from each benefit source is not payable in the form of a life annuity, the amount determined under Sections 3.2(a)(ii), 3.2(a)(iii) and 3.2(a)(iv) as appropriate shall be the amount of an actuarially equivalent life annuity commencing on the later of the date such benefit commences and the date the Enhancement Plan Benefits commence.

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     3.5  DEATH WHILE ACTIVELY EMPLOYED AND PRIOR TO COMMENCEMENT OF
BENEFITS. If a Participant dies while still actively employed but before he has commenced his Enhancement Plan Benefit, the Participant's Surviving Spouse, if any, shall be entitled to receive a monthly benefit for life commencing on the first of the month coincident with or following the later of (a) the Participant's death and (b) the date the Participant would have first become eligible to receive his Enhancement Plan Benefit under Section
3.1 based on his Years of Service at the time of his death. The amount of this benefit shall be 50% of the Participant's Accrued Benefit actuarially reduced for payment as a 50% Joint & Contingent annuity, and further reduced, as applicable, under Section 3.3 for commencement before the Participant's attainment of age 65.

     3.6 DEATH AFTER COMMENCEMENT OF BENEFITS. If a Participant dies after he has commenced his Enhancement Plan Benefit, his beneficiary shall be entitled to receive the amount payable, if any, under the form of benefit elected by such Participant. If a Participant dies after he has retired but prior to commencement of his benefit, his election under Section 4.1 shall be void and his Surviving Spouse shall be entitled to the benefit described in
Section 3.5.

     3.7 DISABILITY BENEFIT. Upon Total and Permanent Disability, a Participant shall be entitled to an immediate annual disability benefit, payable for the life of the Participant, equal to his Accrued Benefit determined under Section 3.2 as of his date of disability but without reduction by reason of early commencement, payable commencing as of the first day of the month following the date of such disability, but reduced by the monthly benefit amount, if any, under any long term disability plan or policy provided by the Company.

     3.8  FORFEITURE ON TERMINATION OF EMPLOYMENT.

          (a) If a Participant's employment with the Company or an Affiliate terminates for any reason (or no reason), without the Company's express written consent, prior to such Participant's Early Retirement Date, the Participant shall forfeit all right to benefits under the Plan.

          (b) If a Participant's employment is terminated by the Company at any time, including after his Early Retirement Date or Normal Retirement Date, for Cause, the Participant shall forfeit all benefit rights under the Plan. Termination by the Company of "for Cause" means termination upon:

          (i) the willful and continued failure by the Participant to substantially perform his duties with the Company (other than any such failure resulting from disability) after a written demand for substantial performance is delivered to the Participant by the Company, which demand specifically identifies the manner in which the Company believes the Participant has not substantially performed his duties, or


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          (ii)  the willful engaging by the Participant in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

     (c) If a Participant's employment is terminated at any time, either at the request of the Company (other than for Cause), or if such termination of employment is deemed by the Company to occur as a result of Change of Control, the Participant shall be entitled to receive his Accrued Benefit under Section 3.2 or 3.3 as applicable.

     A "Change in Control of the Company" shall be deemed to have occurred if:

          (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, the Durwood Interests, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities. The "Durwood Interests" means
      (i) Stanley H. Durwood, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Durwood Family") and any Affiliate of any member of the Durwood Family, (ii) Stanley H. Durwood's estate, or any trust established by Stanley H. Durwood, during any period of administration prior to the distribution of assets to beneficiaries who are Persons described in clause (iii) below, and (iii) any trust which is solely for the benefit of one or more members of the Durwood Family (whether or not any member of the Durwood Family is a trustee of such trust) or solely for the benefit of one or more charitable organizations or solely for the benefit of a combination of members of the Durwood Family and one or more charitable organizations;

         (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described by clause (i), (iii) or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

        (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other company, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or


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      by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

         (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     3.9 MAXIMUM ANNUAL PAYMENT. In the event the payment of all or any portion of an annual Enhancement Plan Benefit would be nondeductible by the Company or any Affiliate in any year under the terms of Section 162(m) of the Code, such nondeductible amount shall be deferred and paid in a lump sum as soon as practicable in the immediately following year.

                                   SECTION IV
                        FORM AND COMMENCEMENT BENEFITS

     4.1 FORM OF BENEFITS. Upon commencement of benefits pursuant to Sections 3.2, 3.3 or 3.4, a Participant shall be deemed to have elected to receive his Enhancement Plan Benefit as a life annuity or, prior to commencement of such benefit, the Participant may request payment of his Enhancement Plan Benefit in any other form acceptable to the Administrator. Such alternative form of annuity shall be the Actuarial Equivalent of the Participant's Accrued Benefit payable as a life annuity. Such election shall be made in accordance with procedures established by the Administrator and
failure to make an election will be deemed to be an   election of the life
annuity form of benefit.

     4.2 COMMENCEMENT OF BENEFITS. An Enhancement Plan Benefit payable to a Participant pursuant to paragraphs 3.2 or 3.3 shall commence to be paid on the first day of the month coincident with or next following the Participant's retirement on or after his Early Retirement Date and, in any event, coincident or next following his Normal Retirement Date, unless calculation of the benefit or other circumstances as reasonably determined by the Administrator cause a delay in such payment. In the event payment of a Participant's benefit is delayed more than thirty (30) days beyond the date the Participant otherwise would be entitled to the payment hereunder, the amount of such payment(s) shall be increased by an interest factor equal to the then actuarially assumed rate of return under the Basic Retirement Plan. An Enhancement Plan Benefit payable to a Surviving Spouse pursuant to paragraph 3.4 or 3.5 shall commence as set forth in paragraph 3.4 or 3.5. In the event a Participant is entitled to severance payments under a severance payment agreement, benefits under this Plan will not commence until payments under the severance payment agreement have ceased.

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                                   SECTION V
                          AMENDMENT AND TERMINATION

     5.1 AMENDMENT OR TERMINATION. The Company reserves the right to amend or terminate the Plan by, or pursuant to, action of the Board of Directors when, in the sole opinion of the Company, an amendment or termination is advisable. Any amendment or termination shall be made pursuant to a resolution of the Board of Directors and shall be effective as of the date of such action. No amendment or termination of the Plan shall directly or indirectly deprive any Participant or Surviving Spouse of all or any portion of any Enhancement Plan Benefit currently being paid or payable under the Plan, nor shall an amendment or termination reduce the amount of any benefit considered to be accrued under the Plan to the date of amendment or termination.

                                   SECTION VI
                                 ADMINISTRATION

     6.1  ADMINISTRATOR.  The Plan shall be administered by the
Administrator, which shall   have the authority to interpret the Plan, to
determine eligibility hereunder, to   determine the nature and amount of
benefits and to decide and settle disputes   relative to the rights of any
party under the Plan, all in its sole discretion.   Any construction or
interpretation of the Plan and any determination of fact in   administering
the Plan made in good faith by the Administrator shall be final   and
conclusive upon all parties for all Plan purposes. All interpretations of the Plan or determinations of entitlement to benefits shall be in writing, signed by authority of the Administrator.

     6.2  CLAIMS PROCEDURE.

          (a) The Administrator shall prescribe a form for the presentation of claims under the terms of this Plan.

          (b) Upon presentation to the Administrator of a claim on the prescribed form, the Administrator shall make a determination of the validity thereof. If the determination is adverse to the claimant, the Administrator shall furnish to the claimant within 90 days after the receipt of the claim a written notice setting forth the following:

              (i) the specific reason or reasons for the denial;

             (ii) specific references to pertinent provisions of the Plan on which the denial is based;

            (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

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            (iv)  appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review.

          (c) In the event of a denial of a claim, the claimant or his or her duly authorized representative may appeal such denial to the Administrator for a full and fair review of the adverse determination. Claimant's request for review must be in writing and made to the Administrator within 60 days after receipt by claimant of the written notification required under Section 6.2(b); provided, however, such 60-day period shall be extended if circumstances so warrant. Claimant or his or her duly authorized representative may submit issues and comments in writing which shall be given full consideration by the Administrator in its review.

          (d) The Administrator may, in its sole discretion, conduct a hearing. A request for a hearing made by claimant will be given full consideration. At such hearing, the claimant shall be entitled to appear and present evidence and be represented by counsel.

          (e) A decision on a request for review shall be made by the Administrator not later than 60 days after receipt of the request; provided, however, in the event of a hearing or other special circumstances, such decision shall be made not later than 120 days after receipt of such request.
 If it is necessary to extend the period of time for making a decision beyond 60 days after the receipt of the request, the claimant shall be notified in writing of the extension of time prior to the beginning of such extension.

          (f) The Administrator's decision on review shall state in writing the specific reasons and references to the Plan provisions on which it is based. Such decision shall be promptly provided to the claimant. If the decision on review is not furnished in accordance with the foregoing, the claim shall be deemed denied on review.


                                   SECTION VII
                                  MISCELLANEOUS

     7.1 NO EFFECT ON EMPLOYMENT RIGHTS. Nothing contained herein will confer upon any Participant the right to be retained in the service of the Company or any Affiliate nor limit the right of the Company or any Affiliate to discharge or otherwise deal with a Participant without regard to the existence of the Plan.

     7.2 FUNDING. The Plan at all times shall be entirely unfunded and unsecured and no provisions shall at any time be made with respect to segregating any assets of the Company for payment of benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan. To the extent that the Participant or any other person

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acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     7.3 SPENDTHRIFT PROVISIONS. No benefit payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge prior to actual receipt thereof by the payee, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge prior to such receipt shall be void; and the Company shall not be liable in any manner for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to any benefit under the Plan.

     7.4 STATE LAW. The Plan is established under and will be construed according to the laws of the State of Missouri, to the extent that such laws are not preempted by the Employee Retirement Income Security Act of 1974 ("ERISA") and valid regulations promulgated thereunder.

     7.5 INCAPACITY OF RECIPIENT. In the event a Participant or Surviving Spouse is declared incompetent and a conservator or other person legally charged with the care of the person or the estate of the Participant or Surviving Spouse is appointed, any benefits under the Plan to which such Participant or Surviving Spouse is entitled shall be paid to the conservator or other person legally charged with the care of the Participant. Except as provided in the preceding sentence, should the Administrator, in its discretion, determine that a Participant or Surviving Spouse is unable to manage personal affairs, the Administrator may make distributions to any person for the benefit of the Participant or Surviving Spouse.

     7.6 UNCLAIMED BENEFIT. Each Participant shall keep the Company informed of a current address and the current address of the Participant's Surviving Spouse. The Administrator shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three (3) years after the date on which any payment of the Participant's Enhancement Plan Benefit may be made, such benefit shall be forfeited but will be reinstated if a claim therefore is filed by the Participant or his legal representative.

     7.7 SELECT GROUP. This Plan is "maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees" of the Company and is intended to qualify as a "Top Hat" plan under ERISA.

     7.8 GENDER AND NUMBER. The masculine gender, where appearing herein, shall be deemed to include the feminine gender, and the singular shall be deemed to include the plural, unless the context clearly indicates to the contrary.

    IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers this twentieth day of December, 1996.

                                       AMERICAN MULTI-CINEMA, INC.

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ATTEST:

/s/ Nancy L. Gallagher                 /s/ Peter C. Brown
----------------------                 ------------------------------
    Nancy L. Gallagher                     Peter C. Brown
    Secretary                              Executive Vice President



                                       12

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                          EXHIBIT A
        PARTICIPANTS ON THE EFFECTIVE DATE OF THE PLAN

    Chairman & CEO     S. Durwood


    EVP & COO          P. Singleton


    EVP & CFO          P. Brown

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